Exhibit 10.1 NXP SEMICONDUCTORS N.V. 2019 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT This Restricted Stock Unit Award Agreement (this “RSU Agreement”) is made effective as of the date indicated in the grant summary in the Company’s equity recordkeeping system (the “Date of Grant”), by and between NXP Semiconductors N.V., a public limited liability company (naamloze vennootschap) organized under the Laws of The Netherlands (the “Company”), and the recipient of the grant (the “Participant”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the NXP Semiconductors N.V. 2019 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”). 1. Grant of Restricted Stock Units. The Company hereby grants to the Participant the number of restricted stock units (the “RSUs”) as indicated in the grant summary in the Company’s equity recordkeeping system, subject to all of the terms and conditions of this RSU Agreement and the Plan. Each RSU shall represent the right to receive one (1) share of Common Stock. 2. Vesting. (a) One-third of the RSUs shall vest on each of the first three (3) anniversaries of the Date of Grant (each a “Vesting Date”); provided that the Participant remains in continuous employment with the Company or an Affiliate thereof through the applicable Vesting Date. (b) Except as set forth in Sections 2(c)-(e) below, if the Participant’s employment is terminated for any reason prior to the final Vesting Date, then all rights of the Participant with respect to RSUs that have not vested as of the date of termination shall immediately terminate without notice and without any compensation; provided, that upon the violation by the Participant of any provision of the Plan or this RSU Agreement, the RSUs shall terminate effective as of the date of such violation (rather than the date on which such violation comes to the attention of the Company) and the Participant shall be required to return to the Company the shares of Common Stock in respect of vested RSUs on an after tax basis or an amount in cash equal to the fair market value of the shares of Common Stock in respect of vested RSUs as of the date of the Participant’s termination of employment. Any such unvested RSUs terminated pursuant to this Section 2(b) shall be forfeited without payment of any consideration, and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such unvested RSUs. (c) If (i) the Participant’s employment is terminated by the Company or any of its direct and indirect subsidiaries or such other company as designated by the Administrator (each an “Employing Company”) without the Participant being a Bad Leaver or by the Participant for Good Reason, in either case within twelve months following a Change of Control and (ii) the Participant executes and delivers to the Employing Company (and does not revoke) a general release of claims in a form satisfactory to the Administrator within sixty (60) days following such termination (or such shorter period as may be specified by the Employing Company in accordance with applicable law), then all unvested RSUs shall immediately vest and

Exhibit 10.1 shall be settled as soon as practicable after the date of such termination of employment in accordance with Section 3 below. (d) Subject, and in addition, to the foregoing, if the Participant’s employment is terminated (A) at the convenience of the Employing Company (which includes, but is not limited to, in connection with a reduction in force), as determined by the Administrator in its sole discretion, prior to a Vesting Date or (B) by reason of the Retirement of the Participant, and, in either case, not under circumstances giving rise to the Participant being a Bad Leaver or the Employing Company terminating the Participant’s employment where the Participant is a Bad Leaver and provided Participant executes and delivers to the Employing Company (and does not revoke) a general release of claims as described in (c)(ii) above, then the Pro-Rata Portion shall vest and be settled as soon as practicable after the Vesting Date immediately following the date of such termination of employment; provided, that if a Change of Control or the Participant’s death occurs prior to such next Vesting Date, then the Pro-Rata Portion shall be settled as soon as practicable following the date of such Change of Control or death. . (e) Subject, and in addition, to the foregoing, if the Participant’s employment is terminated due to the Participant’s death, then all unvested RSUs shall immediately vest and shall be settled as soon as practicable after such date. (f) For the purposes of this RSU Agreement, and notwithstanding any provision of the Plan to the contrary: (i). “Bad Leaver” shall mean a Participant whose employment with an Employing Company is terminated (A) following the Participant committing an act of theft, fraud, serious misconduct or deliberate falsification of records in relation to his duties for the Company or the Employing Company; (B) following the Participant being convicted of or pleading guilty to a serious criminal offence (misdrijf) relating to his or her duties for the Company or the Employing Company (excluding any motoring or non-duty related minor offence), which act or criminal offence referred to in (A) and/or (B) has a material adverse effect upon the Company or the Employing Company; (C) with immediate effect because of an urgent cause (dringende reden) as referred to in article 7:678 of the Dutch Civil Code for cause; (D) a Participant materially violates the Company Code of Conduct or similarly significant rule or policy of the Company or the Employing Company; or (E) a Participant within the twelve (12) month period following the termination of employment, directly or indirectly and in any capacity whatsoever, engages in any activities in competition with the activities of any of the Company, its Subsidiaries or its Affiliates, including the Participant personally actively soliciting or personally actively endeavoring to entice away or personally actively recruiting any employees of the Company, its Subsidiaries or its Affiliates in said period. (ii). “Good Reason” shall have the meaning in the employment agreement 2

Exhibit 10.1 between the Participant and the Employing Company. If the Participant does not have an employment agreement with the Employing Company in which Good Reason is defined, “Good Reason” means, in the absence of the Participant’s written consent, any of the following: (i) a material reduction by the Employing Company in the Participant’s net base salary or target bonus (taking into account applicable taxes and mandatory withholdings in the event of Participant’s geographical relocation at the request of the Employing Company) unless the base salary or target bonus of other employees or officers of the Company, any of its Subsidiaries or the applicable Employing Company in a similar position is reduced by a similar percentage or amount as part of cost reductions, restructuring, or job grade alignment affecting all of the company or the Participant’s Employing Company or business unit; or (ii) a material diminution in the Participant’s duties or responsibilities (other than as a result of the Participant’s physical or mental incapacity which impairs his or her ability to materially perform his or her duties or responsibilities as confirmed by a doctor reasonably acceptable to the Participant or his or her representative and such diminution lasts only for so long as such doctor determines such incapacity impairs the Participant’s ability to materially perform his or her duties or responsibilities). (iii). “Pro-Rata Portion” shall mean, for the period commencing on the Date of Grant and ending on each applicable Vesting Date occurring after the date of termination of employment, a number of shares of Common Stock equal to the product of (x) a fraction, the numerator of which is the number of days the Participant was employed by the Employing Company on and after the Date of Grant and the denominator of which is the number of days between the Date of Grant and the applicable Vesting Date, multiplied by (y) the number of RSUs that would have otherwise vested on the applicable Vesting Date absent the Participant’s termination of employment, with any fractional shares rounded to the nearest whole number of shares. By way of example, assume that (i) a participant is granted 300 RSUs on November 1 (the Date of Grant), (ii) 100 RSUs vest on each of the three anniversaries of November 1, and (iii) the participant terminates employment due to Retirement on May 1 of the year following the year in which the Date of Grant occurred. For the 100 RSUs originally scheduled to vest on the first anniversary of the Date of Grant, the Pro-Rata Portion would equal 50 shares of Common Stock (100 RSUs multiplied by a fraction, the numerator of which is 182 days and the denominator of which is 365 days). For the 100 RSUs originally scheduled to vest on the second anniversary of the Date of Grant, the Pro-Rata Portion would equal 25 shares of Common Stock (100 RSUs multiplied by a fraction, the numerator of which is 182 days and the denominator of which is 730 days). For the 100 RSUs originally scheduled to vest on the third 3

Exhibit 10.1 anniversary of the Date of Grant, the Pro-Rata Portion would equal 17 shares of Common Stock (100 RSUs multiplied by a fraction, the numerator of which is 182 days and the denominator of which is 1095 days). (iv). “Retirement” shall mean the Participant’s termination of employment with the Company or the Employing Company following having both attained five (5) years of service with the Company or the Employing Company and age sixty (60). 3. Settlement. The shares of Common Stock underlying any RSUs that become vested in accordance with Section 2 shall be delivered to the Participant as soon as practicable after the applicable Vesting Date unless a different settlement date is explicitly provided herein (as applicable, the “Settlement Date”). 4. Voting and Other Rights. The Participant shall have no rights of a stockholder with respect to the RSUs (including the right to vote and the right to receive distributions or dividends) unless and until shares of Common Stock are issued in respect thereof following the applicable Vesting Date. 5. RSU Agreement Subject to Plan. This RSU Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this RSU Agreement and the provisions of the Plan, the provisions of this RSU Agreement shall govern. The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Administrator in respect of the Plan, this RSU Agreement and the RSUs shall be final and conclusive. 6. No Rights to Continuation of Employment; Discretionary Grant. Nothing in the Plan or this RSU Agreement shall confer upon the Participant any right to continue in the employ of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Participant’s employment at any time for any reason. The (value of) RSUs granted to, or shares of Common Stock acquired in connection with the vesting and settlement of the RSUs, under this RSU Award Agreement shall not be considered as compensation in determining a Participant’s benefits under any benefit plan of an Employing Company, including but not limited to, group life insurance, long-term disability, family survivors, or any retirement, pension or savings plan. 8. Taxes. Any and all taxes, duties, levies, charges or social security contributions (“Taxes”) which arise under any applicable national, state, local or supra-national laws, rules or regulations, whether already effective on the Date of Grant or becoming effective thereafter, and any changes or modifications therein and termination thereof which may result for the Participant in connection with this RSU Agreement (including, but not limited to, the grant of the Restricted Stock Units, the ownership of the Restricted Stock Units and/or the delivery of any 4

Exhibit 10.1 Common Stock under this Plan, the ownership and/or the sale of any Common Stock acquired under this RSU Agreement) shall be for the sole risk and account of the Participant. 9. Governing Law and Forum. This RSU Agreement shall be governed by and construed in accordance with the laws of The Netherlands, without giving effect to the principles of conflicts of laws. Any dispute arising under or in connection with this RSU Agreement shall be settled by the competent courts in Amsterdam, The Netherlands. 10. RSU Agreement Binding on Successors. The terms of this RSU Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan. 11. No Assignment. Notwithstanding anything to the contrary in this RSU Agreement, neither this RSU Agreement nor any rights granted herein shall be assignable by the Participant. 12. Insider Trading Rules; Certain Company Policies; Necessary Acts. Each Participant shall comply with any applicable “insider trading” laws and regulations, including the “NXP Semiconductor N.V. Insider Trading Policy,” the Company Code of Conduct, and any restrictive covenant or intellectual property assignment agreement to which the Participant is a party. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this RSU Agreement, including but not limited to all acts and documents related to compliance with applicable securities and/or tax laws. 13. Severability. Should any provision of this RSU Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this RSU Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original RSU Agreement. Moreover, if one or more of the provisions contained in this RSU Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction. 14. Addenda. The provisions of any addenda attached hereto are incorporated by reference herein and made a part of this RSU Agreement. To the extent that any provision in any such addenda conflicts with any provision set forth elsewhere in this RSU Agreement (including, without limitation, any provisions related to Taxes or the Settlement Date), the provision set forth in such addenda shall control. 5

Exhibit 10.1 15. Entire Agreement. This RSU Agreement and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof. 16. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section. 17. Acceptance. This RSU Agreement must be accepted by the Participant’s electronic acceptance in the Company’s equity recordkeeping system or the Participant will have no right to the RSU grant provided for in this RSU Agreement. By accepting this RSU Agreement the Participant consents to the electronic delivery through the Company’s equity recordkeeping system of all documents related to this RSU grant. Please be informed that when you accept these grants via the E*TRADE system (or such other system designated by the Administrator) you consent to the processing, collection, storing and adapting by the Company, its affiliates, or any entity administrating the Plan, your grant, and/or your (rights to) any shares of Common Stock, of any personal data relating to you (including, inter alia, name, address, personnel number and position) for the sole purpose of your participation in the Plan. This data is processed for purposes of administrating and executing the Plan in the broadest sense. The Company or the Employing Company may transfer the data relating to you to their Subsidiaries or Affiliates or any designated person located in the United States for purposes of administrating, approving and executing the Plan in the broadest sense. The United States does not provide an adequate level of data protection for the above-mentioned purposes. 18. Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto. 6

Exhibit 10.1 ANNEX A Country Specific Tax Provisions For Participants whose RSU grants are or become subject to the tax laws of the United States Settlement. For purposes of the RSU Agreement and this Annex A, a settlement occurring “as soon as practicable” after a Vesting Date or other applicable event means that the settlement shall occur within ninety (90) days following such Vesting Date or other event. Change of Control. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change of Control shall mean a “change in control event” described in Treasury Regulations Section 1.409A-3(i)(5) (a “409A Change of Control”). If a Change of Control does not qualify as a 409A Change of Control, then the date of settlement of any shares of Common Stock in respect of RSUs that would otherwise be impacted by such Change of Control under Sections 2(c)-(d) shall instead occur on the date on which such settlement would have occurred in the absence of such Change of Control. Section 409A Compliance. The intent of the parties is that the payments and benefits under this RSU Agreement comply with Section 409A of the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto (the “Code”), to the extent subject thereto, and accordingly, to the maximum extent permitted, this RSU Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment with the Company for purposes of any payments under this RSU Agreement which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this RSU Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this RSU Agreement or any other arrangement between the Participant and the Company during the six- month period immediately following the Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). The Company makes no representation that any or all of the payments described in this RSU Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code. 7